Exhibit 10.49

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 16,500,000, with a term from May 17, 2011 to May 16, 2013, between Changzhou Chuanghua Plastics Co., Ltd, and Wujin Branch, Agricultural Bank of China, guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd.